UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2012

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)
Registrant’s telephone number, including area code:
604.888.0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On October 16, 2012, Urban Barns Foods Inc., a corporation organized under the laws of the State of Nevada (the “Company”) announced that it had closed its private placement offering of up to 25,000,000 shares of its Class A common stock, which was increased to 26,000,000 shares of Class A common stock upon authorization by the Board of Directors (the "Private Placement Offering"). In accordance with the terms of the Private Placement Offering, the Company offered up to 26,000,000 shares of its Class A common stock at a price of $0.01 to investors with a minimum subscription of $1,000. The Company received aggregate proceeds of $260,000 from thirty-three investors. A finder's fee of up to 5% of gross proceeds raised under the Private Placement Offering was payable.

The shares of Series A common stock were issued to thirty-one non-United States resident investors and two United States resident investors in reliance on Regulation S and/or Rule 506 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of Series A common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Beneficial Ownership Chart

The following table sets forth certain information, as of October 16, 2012 with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) the directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 143,266,817 shares of Class A common stock issued and outstanding.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Voting Rights (1)

Class A	Jacob Benne (2)	22,037,500 (3)	15.38%
Common Stock	7170 Glover Drive
	Milner, British
	Columbia
	Canada V0X 1T0
Class A Common	Daniel Meikleham (4)
Stock	12936 Elbow Drive SW
	Calgary, Alberta	22,062,500 (5)	15.40%
	Canada T2W 6G6
	Robyn Jackson (6)
Class A Common	72 Prestwick Estate
Stock	Way SE	6,150,000	4.29%
	Calgary, Alberta
	Canada T2Z 3Y9
Class A Common	Richard T. Groome (7)
Stock	1155 University Street,
	Suite 1310	21,000,000	14.66%
	Montreal, Quebec
	Canada H3B 3A7
Class A Common	Cesar Montilla (8)
Stock	1825
	Miosotis Street,"Santa
	Maria",	6,001,000	4.19%
	San Juan, Puerto Rico
	(USA), 00927
Class A Common	All Officers and
Stock	Directors as a Group	77,251,000	53.92%

(1)	Based on 143,266,817 shares of Class A Common Stock issued and outstanding as of October 16, 2012.
(2)	Jacob Benne is our President, Chief Executive Officer and Director.
(3)

Includes 21,775,000 shares of Class A Common Stock held by the Benne Family Trust,a trust over which Mr. Benne has sole voting and investment power, that are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009. The total shares within the voting and lock up agreement are 125,000.

(4)	Daniel Meikleham is our Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.
(5)

Includes 21,800,000 shares of Class A Common Stock held by the Meikleham Family Trust, a trust over which Mr. Meikleham has shared voting and investment power, that are subject to a voting and lock up agreement between the Benne Family Trust, the Meikleham Family Trust and Gerald Fitzpatrick dated December 4, 2009. The total shares within the voting and lock up agreement are 125,000.

(6)	Robyn Jackson is our Vice President, Logistics and Director.
(7)	Richard T. Groome is our Strategic Marketing Officer and Director.
(8)	Cesar Montilla is our Director of Corporate Development.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 19, 2012	Urban Barns Foods Inc.
(Registrant)

/s/ Jacob Benne
Jacob Benne President, Chief Executive Officer, Director